                                  Exhibit 11.0


                       Computation of per share earnings

SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION                                        EXHIBIT 11
SEPTEMBER 30, 1995                                                        Page 1



STOCK PRICES - Closing Bid

                                                                    Daily                     End of
                                                                    Average                   Quarter
                          First quarter 1995                         1.34                       1.25
                          Second quarter 1995                        1.43                       1.63
                          Third quarter 1995                         1.83                       2.00

                 For Warrants exercised:

                          April 1 thru May 17, 1995                  1.32                       1.44



20% TEST

                                                            # of Shares (1)             20%

         First quarter 1995                                 9,054,459                1,810,892
         Second quarter 1995                                9,091,663                1,818,333
         Third quarter 1995                                 9,091,663                1,818,333

                          (1)     Outstanding at end of period



EQUIVALENT SHARES - Description

         (A)  WARRANTS            - 2,014,705 outstanding at January 1, 1994
                                        exercisable at $1.00 per share
                                        April 15 - May 15 and
                                        November 15 - Dec 15 in 1994 and 1995
                                  - 28,105 exercised and issued  5/20/94
                                  -  1,400 exercised and issued  6/20/94
                                  - 23,585 exercised and issued 12/15/94
                                  - 37,204 exercised and issued  5/17/95

         (B)  OPTIONS             - 350,000 exercisable at $0.10 per share when
                                        Company attains a net income of
                                        $500,000 (i.e. contingent shares, the
                                        conditions of which are currently
                                        being met)



WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

         First quarter 1995:               9,054,459        for     90 days  =       9,054,459

         Second quarter 1995:              9,054,459        for     46 days  =       4,576,979
                                           9,091,663        for     45 days  =       4,495,877
                                                                                     ---------
                                                                                     9,072,857

         Third quarter 1995                9,091,663        for     92 days  =       9,091,663


         Weighted average common shares outstanding year-to-date                     9,073,129

SUBURBAN BANCSHARES, INC.                                             EXHIBIT 11
EARNINGS PER SHARE CALCULATION                                            PAGE 2
SEPTEMBER 30, 1995


INCREMENTAL SHARE CALCULATIONS

         WEIGHTED AVERAGE WARRANTS (w) AND OPTIONS (o) OUTSTANDING:

         First Qtr 1995:    1,961,615 (w)  for     90 days  =       1,961,615
                              350,000 (o)  for     90 days  =         350,000

         Second Qtr 1995:   1,961,615 (w)  for     46 days  =         991,586
         issued 5/17        1,924,411 (w)  for     45 days  =         951,632
                              350,000 (o)  for     91 days  =         350,000

         Third Qtr 1995:    1,924,411 (w)  for     92 days  =       1,924,411
                              350,000 (o)  for     92 days  =         350,000

         INCREMENTAL SHARES (2)

         First Qtr 1995:

                 Common and equivalent shares (primary)
                          Unexercised warrants thru period  497,723
                                                                                                497,723
                 Fully diluted
                          Unexercised warrants thru period  392,323
                                                                                                392,323
         Second Qtr 1995:

                 Common and equivalent shares (primary)
                          Unexercised warrants thru period  298,169
                          Warrants exercised 5/17           230,699
                                                                                                528,868
                 Fully diluted
                          Unexercised thru period           383,251
                          Exercised 5/17                    290,776
                                                                                                674,027

         Third Qtr 1995:

                 Common and equivalent shares (primary)
                          Unexercised warrants thru period  872,820
                                                                                                872,820
                 Fully Diluted
                          Unexercised warrants thru period  962,206
                                                                                                962,206

                        -------------------------------

    (2) Calculation of incremental shares:    (a)      average market price
            primary = ((a-b)/a)*d             (b)      exercise price
            fully diluted = ((c-b)/c)*d       (c)      market price at end of
                                                       period
                                              (d)      weighted average common
                                                       stock equivalent shares

SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION                                        EXHIBIT 11
JUNE 30, 1995                                                             Page 3



EARNINGS PER SHARE CALCULATION

                                                                                                                   1995
         COMMON AND EQUIVALENT SHARES (PRIMARY)                              3QTR95                            YEAR-TO-DATE
                 EARNINGS                                                       223,737                         1,162,539

                 SHARES & EQUIVALENT SHARES
                    Common Shares                                             9,091,663                         9,073,129
                    Incremental Shares (warrants)                               872,820                           633,137
                    Contingent Shares (options)                                 350,000                           350,000
                                                                             ----------                        ----------

                          TOTAL                                              10,314,483                        10,056,266

                                  EPS                                          0.021692                          0.115603


         FULLY DILUTED

                 EARNINGS                                                       223,737                         1,162,539


                 SHARES & EQUIVALENT SHARES
                    Common Shares                                             9,091,663                         9,073,129
                    Incremental Shares (warrants)                               962,206                           676,185
                    Contingent shares (options)                                 350,000                           350,000
                                                                           ------------                         ---------

                          TOTAL                                              10,403,869                        10,099,314

                                  EPS                                          0.021505                          0.115111